UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	46-4654479
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1520 E. Grand Avenue
El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
____________________	____________________
None	None

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

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Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-229101 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Class E Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

Griffin Capital Essential Asset REIT II, Inc. (“the Registrant”) incorporates by reference herein the description of the Registrant's Class E Common Stock, $0.001 par value per share, set forth (i) under the captions “Description of GCEAR II Shares,” “Certain Provisions of Maryland Law and GCEAR II's Charter and Bylaws” and “Comparison of Rights of GCEAR II Stockholders and GCEAR Stockholders” in the joint proxy statement and prospectus forming part of the Registrant’s Registration Statement on Form S-4, which became effective on February 4, 2019 in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-229101), and (ii) under the captions “Suitability Standards,” “Description of Shares” and “Potential Springing Charter” in the prospectus contained in Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-11, filed with the Commission on May 14, 2019 (File No. 333-217223), and all amendments and supplements to such Registration Statements and supplements subsequently filed with the Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act.

Item 2.    Exhibits.

3.1
First Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, filed on July 30, 2014, Commission File No. 333-194280.

3.2
Bylaws of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on March 3, 2014, Commission File No. 333-194280.

3.3	Amendment No. 1 to Bylaws of Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed on May 1, 2019, Commission File No. 000-55605.
3.4
Articles Supplementary to First Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 29, 2016, Commission File No. 000-55605.

3.5
Articles of Amendment to First Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 3.4 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on September 18, 2017, Commission File No. 333-217223.

3.6
Articles Supplementary of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on September 18, 2017, Commission File No. 333-217223.

3.7
Articles Supplementary to First Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 19, 2019, Commission File No. 000-55605.

3.8
Articles Supplementary to First Articles of Amendment and Restatement incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on May 1, 2019, Commission File No. 000-55605.

4.1
Amended and Restated Distribution Reinvestment Plan of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on April 15, 2019, Commission File No. 000-55605.

4.2
Enrollment Form for Distribution Reinvestment Plan, incorporated by reference to Appendix A to the prospectus contained in the Registrant’s Registration Statement on Form S-3D, filed on April 6, 2017, Commission File No. 333-217178.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: May 28, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer